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                                                                     EXHIBIT 5.1

                                October 6, 1999



InfoCure Corporation
1765 The Exchange, Suite 450
Atlanta, Georgia  30339

     Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel for InfoCure Corporation, a Delaware corporation (the "Company"), in connection with the proposed issuance and sale of the Company's Common Stock (the "Shares") as described in the Company's Registration Statement on Form S-3 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), all of which are to be sold by the selling shareholders named in the registration statement.

     This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

     We have reviewed the Company's certificate of incorporation and the corporate proceedings taken by the Company in connection with the registration of the sale of the Shares by the selling stockholders. Based on such review and assuming the Registration Statement becomes and remains effective, and all applicable state and federal laws are complied with, we are of the opinion that the Shares have been duly authorized, validly issued, fully paid and nonassessable shares of the Common Stock of the Company.

     We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or
Item 509 of the Regulation S-K.

     This opinion letter is rendered as of the date first above written and we disclaim any obligation to advise you of fact, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                       Very truly yours,

                                       MORRIS, MANNING & MARTIN, L.L.P.


                                       /s/  Morris, Manning & Martin, L.L.P.